Fourth quarter and full year 2024 results © 2 0 2 2 B r e a d F i n a n c i a l | C o n f i d e n t i a l & P r o p r i e t a r y 1 January 30, 2025 Exhibit 99.2

2©2025 Bread Financial 2024 achievements Full year 2024 outlook Full year 2024 actuals Average loans Down low single digits -1% Revenue (excl. gain on sale)(1) Down low to mid- single digits -6% Adjusted total non-interest expenses(1) Down mid-single digits -7% Net loss rate Low 8% range 8.2% Achieved full year 2024 financial targets (1) In the calculation of Full year 2024 actuals, Revenue (excl. gain on sale) excludes from Total revenue $11 million and $230 million in gains on portfolio sales for the years ended December 31, 2024 and 2023, respectively. Adjusted total non-interest expenses is a Non-GAAP Financial Measure. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures". Delivered responsible growth • Launched new programs with Hard Rock International, HP, and Saks Fifth Avenue • 9 out of 10 largest programs are secured through at least 2028 • Maintained stable credit risk distribution despite a challenging macroeconomic environment • Balanced investment and risk through disciplined capital allocation Adapted to macroeconomic and regulatory environments • Effectively implemented our enhanced end-to-end credit management process to balance profitability and risk • Executed on mitigation strategies to limit the potential impact of the CFPB's rule on credit card late fees • Maintained conservative economic scenario weightings in our credit reserve modeling Strengthened our balance sheet • Achieved double leverage ratio target of below 115% • Improved CET1 by 20 basis points year-over-year to 12.4% • Grew tangible book value per share to $46.97 • Ratings outlook upgraded from stable to positive by Moody's and Fitch Drove operational excellence and technology advancement • Leveraged innovation, best practices, and scale to gain efficiencies throughout the organization • Advanced our technology platform anchored on customer centricity, resiliency, security, and growth

3©2025 Bread Financial Key highlights Fourth quarter 2024 (1) Adjusted income from continuing operations, Adjusted diluted EPS from continuing operations, and Tangible book value per common share are Non-GAAP financial measures. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures". Demonstrated financial resilience and opportunistic capital allocation • Repurchased $44 million in principal amount of our convertible notes, leaving $10 million outstanding • Net income of $7 million and earnings per diluted share of $0.14 ◦ Adjusted income from continuing operations(1) of $21 million and adjusted diluted EPS from continuing operations(1) of $0.41 exclude the $13 million post-tax impact from the premium paid on our repurchased convertible notes • Tangible book value per common share(1) of $46.97 increased 7% year-over-year • Common equity tier 1 (CET1) capital ratio of 12.4% increased 20 bps year-over-year • Direct-to-consumer deposits of $7.7 billion increased 19% year-over-year, and now represent 43% of our average total funding • Completed $44 million of share repurchases, representing 684,000 shares at an average price per share of $64.35 Proactive risk management with gradual economic improvement • Continued to see signs of stabilization in consumer health with increased spending from millennials and Gen Z throughout the holiday season, as well as improved credit metrics influenced by proactive credit tightening actions • Ongoing implementation of mitigation plans to limit the financial impact of the CFPB late fee rule with various pricing changes in-market, including increased APRs and statement fees

Capital allocation

Improve capital metrics

CET1 ratio increased 210 bps over the last three years


Common equity tier 1 capital ratio(1)
+210 bps
10.3%
8.7%
12.2%
12.4%
4Q21
4Q22
4Q23
4Q24

Reduce debt levels

105% double leverage ratio, achieving <115% target


Parent level debt outstanding
($ in billions)
$1.4
$0.7
$1.4
$0.6
$1.4
-50%
$1.0
4Q21
4Q22
4Q23
4Q24
Term loan & revolver
Senior & convertible notes

Drive shareholder value

~$19 increase in TBVPS over the last three years


Tangible book value per common share
(TBVPS)(2)
+19% CAGR
$28.09
$29.42
$43.70
$46.97
4Q21
4Q22
4Q23
4Q24

(1) Common equity tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets. In the calculation of tier 1 capital, we follow the Basel III Standardized Approach and therefore Total stockholders' equity has been reduced, primarily by Goodwill and intangible assets, net.

(2) Tangible book value per common share represents Tangible common equity (TCE) divided by shares outstanding and is a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

bread financial.

©2025 Bread Financial

4

Full year 2024 financial highlights

Continuing operations[1]

Revenue
$3.8 billion

Net income	Adj. net income[2]
$279 million	**$383 million**

Diluted EPS	Adj. diluted EPS[2]
$5.54	**$7.60**

Year-over-year comparisons

- Credit sales of $27.0 billion decreased 7%, reflecting moderated consumer spending and strategic credit tightening, partially offset by new partner growth.
- Average loans of $18.1 billion decreased 1%, driven by the factors noted above and elevated gross losses.
- Revenue decreased $451 million, or 11%, due to a $230 million gain on portfolio sale in 2023, lower gross late fees resulting from a gradual shift in risk and product mix leading to a lower proportion of private label accounts, reduced merchant discount fees due to lower big ticket sales, and higher reversals of interest and fees due to higher gross credit losses.
- Adjusted non-GAAP total non-interest expenses[2] decreased 7%, excluding the $107 million pre-tax impact from our repurchased convertible notes. The decline was primarily driven by lower card and processing expenses.
- Adjusted non-GAAP income from continuing operations[2] decreased $354 million, excluding the $104 million post-tax impact from our repurchased convertible notes. The decline was driven by a $230 million gain on portfolio sale in 2023, as well as lower net interest income, partially offset by the noted decline in adjusted non-GAAP total non-interest expenses.
- The delinquency rate of 5.9% decreased from 6.5% in 2023.
- The net loss rate of 8.2% increased from 7.5% in 2023.

2024 impact from repurchased Convertible Notes

($ in millions, except per share amounts)		Total expenses		Income from cont. ops.		Diluted EPS from cont. ops.
GAAP-basis	$	2,060	$	279	$	5.54
Impact from repurchased Convertible Notes		107		104		2.06
Adjusted GAAP-basis[2]	**$**	**1,953**	**$**	**383**	**$**	**7.60**

(1) Continuing operations excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly. As well, beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

(2) Adjusted GAAP-basis figures are Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

bread financial.
©2025 Bread Financial
5

Fourth quarter 2024 financial highlights

Continuing operations[1]

Revenue
$0.9 billion

Net income	Adj. net income[2]
$8 million	$21 million

Diluted EPS	Adj. diluted EPS[2]
$0.15	$0.41

Year-over-year comparisons

- Credit sales of $7.9 billion increased 1%, primarily reflecting new partner growth and stronger holiday sales.
- Average loans of $18.2 billion decreased 1%, primarily driven by lower full year credit sales and elevated gross losses.
- Revenue decreased $91 million, or 9%, primarily due to lower finance charges and late fees resulting from a lower average prime rate and our gradual shift in risk and product mix leading to a lower proportion of private label accounts as well as reduced merchant discount fees due to lower big ticket credit sales.
- Total non-interest expenses increased $20 million, or 4%, primarily driven by an increase in employee compensation and benefits costs of $22 million and an $11 million pre-tax impact from our repurchased convertible notes. Excluding the impact from our repurchased convertible notes, adjusted non-GAAP total non-interest expenses[2] increased 1%.
- Income from continuing operations decreased $37 million, or 83%, primarily due to lower net interest income and higher total non-interest expenses and a $13 million post-tax impact from our repurchased convertible notes, partially offset by a lower provision for credit losses.
- The delinquency rate of 5.9% decreased from 6.5% in the fourth quarter of 2023.
- The net loss rate of 8.0% remained flat to the fourth quarter of 2023.

4Q24 impact from repurchased Convertible Notes

($ in millions, except per share amounts)	Total expenses	Income from cont. ops.	Diluted EPS from cont. ops.
GAAP-basis	$ 536	$ 8	$ 0.15
Impact from repurchased Convertible Notes	11	13	0.26
Adjusted GAAP-basis[2]	**$ 525**	**$ 21**	**$ 0.41**

(1) Continuing operations excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly. As well, beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

(2) Adjusted GAAP-basis figures are Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

bread financial.
©2025 Bread Financial
6

Summary P&L results

Continuing operations

($ in millions)	4Q24	4Q23	$ change	% change	2024	2023	$ change	% change
Total interest income	$ 1,219	$ 1,312	$ (93)	(7)	$ 5,024	$ 5,145	$ (121)	(2)
Total interest expense	231	237	(6)	(3)	960	879	81	9
Net interest income	**988**	**1,075**	**(87)**	**(8)**	**4,064**	**4,266**	**(202)**	**(5)**
Total non-interest income	(62)	(58)	(4)	7	(226)	23	(249)	nm
Revenue	**926**	**1,017**	**(91)**	**(9)**	**3,838**	**4,289**	**(451)**	**(11)**
Net principal losses	367	367	—	—	1,489	1,365	124	9
Reserve build (release)	50	115	(65)	(56)	(92)	(136)	44	(33)
Provision for credit losses	417	482	(65)	(14)	1,397	1,229	168	14
Total non-interest expenses	536	516	20	4	2,060	2,092	(32)	(2)
(Loss) income before income taxes	**(27)**	**19**	**(46)**	**(247)**	**381**	**968**	**(587)**	**(61)**
Provision for income taxes	(35)	(26)	(9)	30	102	231	(129)	(56)
Net income	**$ 8**	**$ 45**	**$ (37)**	**(83)**	**$ 279**	**$ 737**	**$ (458)**	**(62)**
Pretax pre-provision earnings (PPNR)*	**$ 390**	**$ 501**	**$ (111)**	**(22)**	**$ 1,778**	**$ 2,197**	**$ (419)**	**(19)**
Less: Gain on portfolio sale	(2)	—	(2)	nm	(11)	(230)	219	(95)
Add: Impact from repurchased Convertible Notes	11	—	11	nm	107	—	107	nm
PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes*	$ 399	$ 501	$ (102)	(20)	$ 1,874	$ 1,967	$ (93)	(5)

PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes*

($ in millions)



$501
-20%
$399
4Q23
4Q24
$1,967
-5%
$1,874
2023
2024

*PPNR and PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes are Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".
nm – Not meaningful, denoting a variance of 1,000 percent or more.

bread financial.
©2025 Bread Financial
7

8©2025 Bread Financial 20.3 19.9 17.8 17.5 18.1 18.5 17.9 17.6 17.7 Direct-to-consumer deposits Wholesale deposits Secured borrowings Unsecured borrowings 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 23.6 23.5 21.3 21.0 21.9 22.7 22.1 22.0 22.1 Credit card and other loans Cash and investment securities 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Av er ag e in te re st -b ea rin g lia bi lit ie s ($ in b ill io ns ) Av er ag e in te re st -e ar ni ng a ss et s ($ in b ill io ns ) Interest-earning asset yields and mix 26.0% 26.6% 26.1% 28.6% 27.7% 27.0% 26.4% 27.4% 25.7% 22.4% 22.7% 22.5% 24.8% 23.9% 23.1% 22.4% 23.1% 22.0% 19.1% 19.0% 18.7% 20.6% 19.6% 18.7% 18.0% 18.8% 17.8% Loan yield Avg. earning asset yield Net interest margin Interest-bearing liability costs and funding mix 3.9% 4.4% 4.6% 5.0% 5.2% 5.4% 5.4% 5.4% 5.2% 3.1% 3.5% 3.9% 4.3% 4.6% 4.6% 4.7% 4.7% 4.5% Cost of total interest-bearing liabilities Cost of deposits Net interest margin 84% 83% 83% 83% 83% 82% 81% 81% 82% 16% 17% 17% 17% 17% 18% 19% 19% 18% 25% 23% 16% 17% 18% 20% 19% 20% 21% 10% 9% 10% 8% 8% 7% 7% 7% 6% 26% 28% 33% 35% 35% 36% 40% 41% 43% 39% 40% 41% 40% 39% 37% 34% 32% 30% Note: Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

Credit quality and allowance

Delinquency rates


5-year peak rate: 6.5%
5.5%
5.7%
5.5%
6.3%
6.5%
6.2%
6.0%
6.4%
5.9%
5-year avg rate: ~5.1%
5-year low rate: 3.3%
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24

Net loss rates


5-year peak rate: 8.6%
6.3%
7.0%
8.0%
6.9%
8.0%
8.5%
8.6%
7.8%
8.0%
5-year avg rate: ~6.5%
5-year low rate: 3.9%
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24

Reserve rates and loss absorption capacity

($ in millions)


18.4%
23.0%
23.2%
24.0%
23.2%
24.9%
25.9%
25.4%
24.1%
$2,464
$2,223
$2,208
$2,207
$2,328
$2,255
$2,164
$2,190
$2,241
11.5%
12.3%
12.3%
12.3%
12.0%
12.4%
12.2%
12.2%
11.9%
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
ACL balance
Reserve rate(1)
TCE + credit reserve rate(2)

Revolving credit risk distribution

(Vantage score)


12%
15%
14%
16%
16%
17%
15%
16%
15%
26%
27%
27%
27%
27%
27%
27%
27%
27%
62%
58%
59%
57%
57%
56%
58%
57%
58%
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
Greater than 660
601-660
600 or below

(1) Calculated as the percentage of the Allowance for credit losses to end-of-period Credit card and other loans.
(2) Calculated as the sum of TCE and Allowance for credit losses divided by End-of-period credit card and other loans. TCE is a Non-GAAP financial measure.

Notes: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022. See the Additional footnotes and definition of terms slides in the appendix for an explanation of our change to the average daily balance methodology, as well as impacts from hurricanes Helene and Milton in 4Q24.

bread financial.
©2025 Bread Financial
9

10©2025 Bread Financial 2025 financial outlook Our outlook assumes no impact from the CFPB late fee rule given uncertainty surrounding the timing and outcome of ongoing litigation.(1) Full year 2024 actuals Full year 2025 outlook Commentary Average loans 2024: $18,084 million Flat • Based on our current economic outlook, strategic credit tightening actions, anticipated elevated gross credit losses, and visibility into our pipeline and existing partners, we expect 2025 average credit card and other loans to be flat with the 2024 balance. • We expect year-end 2025 loans to be higher than year-end 2024 as a result of new business growth and higher credit sales in the year. Revenue (excl. gain on sale)(2) 2024: $3,827 million Up low single digits • Net interest margin is expected to be modestly higher than the 2024 full year rate as a result of mitigation actions taken in response to the CFPB late fee rule, partially offset by interest rate reductions by the Federal Reserve and our continued shift in risk and product mix. • Revenue guidance excludes portfolio sale gains. Adjusted total non-interest expenses(2) 2024: $1,953 million Positive operating leverage • Expect to deliver full year positive operating leverage, excluding any portfolio sale gains and the $107 million pre-tax impact in 2024 from our repurchased convertible notes. • We continue to strategically invest in technology modernization, marketing, and product innovation to drive growth and efficiencies. Net loss rate 2024: 8.2% 8.0% to 8.2% • 2025 net loss rate is expected to improve from 2024 as a result of our credit management actions and responsible loan growth, yet remain elevated due to continued inflationary pressure on consumers’ ability to pay. (1) A preliminary injunction has been granted in the lawsuit challenging the CFPB's final late fee rule. We cannot provide any assurance regarding the outcome of this or any other litigation relating to the rule. See "Forward-Looking Statements" included elsewhere in this presentation. (2) Revenue (excl. gain on sale) and Adjusted total non-interest expenses are Non-GAAP Financial Measures. We believe these forward-looking, Non-GAAP financial measures may be a useful tool for the investment community in evaluating the ongoing operations of our company. We are unable to provide a quantitative reconciliation of the forward-looking 2025 financial outlook for these Non-GAAP Financial Measures to their most directly comparable forward-looking GAAP measures as we cannot reliably predict all of the necessary components of such forward-looking GAAP measures without unreasonable effort.

11©2025 Bread Financial Building on our position of strength Manage to the macroeconomic and regulatory environment Proactively execute strategies to improve credit performance and mitigate regulatory uncertainty Operational excellence Accelerate continuous improvement initiatives to deliver technology advancements, improved customer satisfaction, reduced risk exposure, enterprise-wide efficiency, and value creation Disciplined capital allocation and risk management Effectively manage capital ensuring appropriate returns on investments, reducing risk, and maintaining a strong balance sheet Responsible growth Scale diversified product suite enabling growth and expanding revenue generation opportunities meeting the evolving needs of our brand partners and customers 2025 focus areas

12©2025 Bread Financial Appendix © 2 0 2 2 B r e a d F i n a n c i a l | C o n f i d e n t i a l & P r o p r i e t a r y 1 2

Total non-interest expenses

Continuing operations

4Q24 vs. 4Q23 change in non-interest expenses

($ in millions)



Employee comp. and benefits:
$22
10%
Card and processing:
-4%
$(3)
Info. processing and comm.:
1%
$1
Marketing:
3%
$2
Depreciation and amortization:
-2%
$—
Other:
-3%
$(2)

Total non-interest expenses excluding impact from repurchased Convertible Notes[1]

($ in millions)



$516
+1%
$525
$2,092
-7%
$1,953
4Q23
4Q24
2023
2024

Efficiency ratio excluding gain on portfolio sale and impact from repurchased Convertible Notes[2]



51%
+590 bps
57%
52%
-55 bps
51%
4Q23
4Q24
2023
2024

Total non-interest expenses increased 4% versus 4Q23

- Employee compensation and benefits increased due to higher incentive compensation and technology-related transformation costs.
- Card and processing expenses decreased due primarily to lower fraud losses and reduced volume-related card and statement costs.
- Marketing expenses increased due to higher spending associated with our DTC product offerings as well as continued spend with our brand partner programs.

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".
(2) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income. Portfolio sale gains and the impact from repurchased Convertible Notes are removed to allow for more accurate comparisons.

bread financial.

©2025 Bread Financial

13

14©2025 Bread Financial Diversified product and partner mix Product diversification 59% 47% 36% 48% 4% 3% 1% 2% Private label Co-brand Proprietary Bread Pay 4Q24 4Q24 Credit salesEnd-of-period loans Partner diversification 25% 29% 22% 18% 16% 27% 13% 9%6% 3%5% 4%4% 3%4% 4% 5% 3% Specialty apparel Health and beauty Travel and entertainment Jewelry Home Technology and electronics Proprietary card Sporting goods Other 4Q24 4Q24 Credit salesEnd-of-period loans

Summary financial highlights

Continuing operations

($ in millions)	4Q24	4Q23	4Q24 vs 4Q23	3Q24	4Q24 vs 3Q24	2024	2023	2024 vs 2023
Credit sales	$ 7,898	$ 7,802	1%	$ 6,464	22%	$ 26,962	$ 28,900	(7%)
Average credit card and other loans	$ 18,156	$ 18,267	(1%)	$ 17,766	2%	$ 18,084	$ 18,216	(1%)
End-of-period credit card and other loans	$ 18,896	$ 19,333	(2%)	$ 17,933	5%	$ 18,896	$ 19,333	(2%)
End-of-period direct-to-consumer deposits	$ 7,687	$ 6,454	19%	$ 7,483	3%	$ 7,687	$ 6,454	19%
Return on average assets[1]	0.1%	0.8%	(0.7%)	0.1%	—%	1.3%	3.3%	(2.0%)
Return on average equity[2]	0.9%	6.2%	(5.3%)	0.4%	0.5%	8.7%	27.1%	(18.4%)
Return on average tangible common equity[3]	1.2%	8.5%	(7.3%)	0.5%	0.7%	11.4%	38.0%	(26.6%)
Net interest margin[4]	17.8%	19.6%	(1.8%)	18.8%	(1.0%)	18.3%	19.5%	(1.2%)
Loan yield[5]	25.7%	27.7%	(2.0%)	27.4%	(1.7%)	26.7%	27.2%	(0.5%)
Efficiency ratio[6]	57.8%	50.8%	7.0%	58.4%	(0.6%)	53.7%	48.8%	4.9%
Double leverage ratio[7]	104.7%	123.9%	(19.2%)	103.4%	1.3%	104.7%	123.9%	(19.2%)
Common equity tier 1 capital ratio[8]	12.4%	12.2%	0.2%	13.3%	(0.9%)	12.4%	12.2%	0.2%
Total risk-based capital ratio[9]	13.8%	13.6%	0.2%	14.6%	(0.8%)	13.8%	13.6%	0.2%
Total risk-weighted assets[10]	$ 19,928	$ 20,140	(1%)	$ 19,010	5%	$ 19,928	$ 20,140	(1%)
Tangible common equity / tangible assets ratio[11]	10.4%	9.6%	0.8%	11.2%	(0.8%)	10.4%	9.6%	0.8%
Tangible book value per common share[12]	$ 46.97	$ 43.70	7%	$ 47.48	(1%)	$ 46.97	$ 43.70	7%
Payment rate[13]	15.0%	14.5%	0.5%	14.0%	1.0%	15.0%	14.5%	0.5%
Delinquency rate	5.9%	6.5%	(0.6%)	6.4%	(0.5%)	5.9%	6.5%	(0.6%)
Net loss rate	8.0%	8.0%	—%	7.8%	0.2%	8.2%	7.5%	0.7%
Reserve rate	11.9%	12.0%	(0.1%)	12.2%	(0.3%)	11.9%	12.0%	(0.1%)

bread financial.

The terms associated with footnotes (1) through (13) are defined on the Additional footnotes and definition of terms slides in the Appendix.
Note: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022.

©2025 Bread Financial

15

Summary financial highlights – trending

Continuing operations

($ in millions)	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	2023	2024
Credit sales	$ 10,166	$ 7,373	$ 7,057	$ 6,668	$ 7,802	$ 6,030	$ 6,570	$ 6,464	$ 7,898	$ 28,900	$ 26,962
Year-over-year change	*16%*	*7%*	*(13%)*	*(13%)*	*(23%)*	*(18%)*	*(7%)*	*(3%)*	*1%*	*(12%)*	*(7%)*
Average credit card and other loans	$ 19,820	$ 19,405	$ 17,652	$ 17,540	$ 18,267	$ 18,546	$ 17,872	$ 17,766	$ 18,156	$ 18,216	$ 18,084
Year-over-year change	*23%*	*17%*	*4%*	*—%*	*(8%)*	*(4%)*	*1%*	*1%*	*(1%)*	*3%*	*(1%)*
End-of-period credit card and other loans	$ 21,365	$ 18,060	$ 17,962	$ 17,922	$ 19,333	$ 18,185	$ 17,743	$ 17,933	$ 18,896	$ 19,333	$ 18,896
Year-over-year change	*23%*	*7%*	*1%*	*(1%)*	*(10%)*	*1%*	*(1%)*	*—%*	*(2%)*	*(10%)*	*(2%)*
End-of-period direct-to-consumer deposits	$ 5,466	$ 5,630	$ 5,993	$ 6,098	$ 6,454	$ 6,984	$ 7,193	$ 7,483	$ 7,687	$ 6,454	$ 7,687
Year-over-year change	*72%*	*58%*	*43%*	*18%*	*18%*	*24%*	*20%*	*23%*	*19%*	*18%*	*19%*
Return on average assets[1]	(2.2%)	7.7%	1.2%	3.2%	0.8%	2.4%	2.4%	0.1%	0.1%	3.3%	1.3%
Return on average equity[2]	(23.3%)	73.0%	9.4%	24.8%	6.2%	17.5%	16.7%	0.4%	0.9%	27.1%	8.7%
Return on average tangible common equity[3]	(35.5%)	107.0%	13.2%	34.3%	8.5%	23.1%	21.8%	0.5%	1.2%	38.0%	11.4%
Net interest margin[4]	19.1%	19.0%	18.7%	20.6%	19.6%	18.7%	18.0%	18.8%	17.8%	19.5%	18.3%
Loan yield[5]	26.0%	26.6%	26.1%	28.6%	27.7%	27.0%	26.4%	27.4%	25.7%	27.2%	26.7%
Efficiency ratio[6]	53.1%	42.2%	55.7%	48.7%	50.8%	48.6%	49.9%	58.4%	57.8%	48.8%	53.7%
Double leverage ratio[7]	183.6%	158.6%	141.4%	127.4%	123.9%	118.0%	110.1%	103.4%	104.7%	123.9%	104.7%
Common equity tier 1 capital ratio[8]	8.7%	11.8%	12.1%	12.9%	12.2%	12.6%	13.8%	13.3%	12.4%	12.2%	12.4%
Total risk-based capital ratio[9]	10.1%	13.2%	13.4%	14.2%	13.6%	14.0%	15.1%	14.6%	13.8%	13.6%	13.8%
Total risk-weighted assets[10]	$ 22,065	$ 18,893	$ 18,745	$ 18,730	$ 20,140	$ 19,344	$ 18,859	$ 19,010	$ 19,928	$ 20,140	$ 19,928
Tangible common equity / tangible assets ratio[11]	6.0%	9.1%	9.4%	10.0%	9.6%	10.6%	11.3%	11.2%	10.4%	9.6%	10.4%
Tangible book value per common share[12]	$ 29.42	$ 38.44	$ 38.99	$ 42.45	$ 43.70	$ 45.96	$ 48.89	$ 47.48	$ 46.97	$ 43.70	$ 46.97
Payment rate[13]	16.4%	15.6%	15.0%	14.4%	14.5%	14.8%	14.4%	14.0%	15.0%	14.5%	15.0%
Delinquency rate	5.5%	5.7%	5.5%	6.3%	6.5%	6.2%	6.0%	6.4%	5.9%	6.5%	5.9%
Net loss rate	6.3%	7.0%	8.0%	6.9%	8.0%	8.5%	8.6%	7.8%	8.0%	7.5%	8.2%
Reserve rate	11.5%	12.3%	12.3%	12.3%	12.0%	12.4%	12.2%	12.2%	11.9%	12.0%	11.9%

The terms associated with footnotes (1) through (13) are defined on the Additional footnotes and definition of terms slides in the Appendix.
Note: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022.

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Summary P&L results – trending

Continuing operations

($ in millions)	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	2023	2024
Total interest income	$ 1,325	$ 1,335	$ 1,197	$ 1,301	$ 1,312	$ 1,300	$ 1,228	$ 1,277	$ 1,219	$ 5,145	$ 5,024
Total interest expense	195	218	205	219	237	248	241	240	231	879	960
Net interest income	**1,130**	**1,117**	**992**	**1,082**	**1,075**	**1,052**	**987**	**1,037**	**988**	**4,266**	**4,064**
Total non-interest income	(97)	172	(40)	(51)	(58)	(61)	(48)	(54)	(62)	23	(226)
Revenue	**1,033**	**1,289**	**952**	**1,031**	**1,017**	**991**	**939**	**983**	**926**	**4,289**	**3,838**
Net principal losses	312	342	351	304	367	394	382	347	367	1,365	1,489
Reserve build (release)	380	(235)	(15)	—	115	(73)	(92)	22	50	(136)	(92)
Provision for credit losses	**692**	**107**	**336**	**304**	**482**	**321**	**290**	**369**	**417**	**1,229**	**1,397**
Total non-interest expenses	548	544	530	502	516	482	469	574	536	2,092	2,060
(Loss) income before income taxes	**(207)**	**638**	**86**	**225**	**19**	**188**	**180**	**40**	**(27)**	**968**	**381**
Provision for income taxes	(73)	183	22	52	(26)	53	47	37	(35)	231	102
Net (loss) income	**$ (134)**	**$ 455**	**$ 64**	**$ 173**	**$ 45**	**$ 135**	**$ 133**	**$ 3**	**$ 8**	**$ 737**	**$ 279**
Adjusted net income (loss)(1)	$ (134)	$ 455	$ 64	$ 173	$ 45	$ 135	$ 133	$ 94	$ 21	$ 737	$ 383
Pretax pre-provision earnings (PPNR)*	**$ 485**	**$ 745**	**$ 422**	**$ 529**	**$ 501**	**$ 509**	**$ 470**	**$ 409**	**$ 390**	**$ 2,197**	**$ 1,778**
Less: Gain on portfolio sale	—	(230)	—	—	—	—	(5)	(4)	(2)	(230)	(11)
Add: Impact from repurchased Convertible Notes	—	—	—	—	—	—	—	96	11	—	107
PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes*	**$ 485**	**$ 515**	**$ 422**	**$ 529**	**$ 501**	**$ 509**	**$ 465**	**$ 501**	**$ 399**	**$ 1,967**	**$ 1,874**

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

* PPNR and PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes are Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

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Net interest margin

($ in millions)	4Q24			2024		
	Average balance	Interest income / expense	Average yield / rate	Average balance	Interest income / expense	Average yield / rate
Cash and investment securities	$ 3,927	$ 44	4.4%	$ 4,116	$ 204	5.0%
Credit card and other loans	18,156	1,175	25.7%	18,084	4,820	26.7%
Total interest-earning assets	**22,083**	**1,219**	**22.0%**	**22,200**	**5,024**	**22.6%**
Direct-to-consumer (Retail)	7,564	90	4.7%	7,174	349	4.9%
Wholesale deposits	5,336	57	4.3%	5,919	259	4.4%
Interest-bearing deposits	**12,900**	**147**	**4.5%**	**13,093**	**608**	**4.6%**
Secured borrowings	3,742	58	6.1%	3,576	236	6.6%
Unsecured borrowings	1,036	26	10.1%	1,247	116	9.3%
Interest-bearing borrowings	**4,778**	**84**	**6.9%**	**4,823**	**352**	**7.3%**
Total interest-bearing liabilities	**$ 17,678**	**$ 231**	**5.2%**	**$ 17,916**	**$ 960**	**5.4%**
Net interest income		**$ 988**			**$ 4,064**	
Net interest margin*		**17.8%**			**18.3%**	

** Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.*

Note: Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

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Capital and liquidity

As of December 31, 2024:

- Total company liquidity of $6.6 billion, including all undrawn credit facilities and conduits at the banks; parent liquidity of $1.0 billion consisting of cash plus revolver capacity
- Total company common equity tier 1 capital ratio of 12.4%, up 20 basis points versus a year ago
- Banks remain well capitalized on a total risk-based capital basis, well above the 10% Well Capitalized threshold
- Prudent interest rate management with no held-to-maturity securities

($ in millions)	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	Rolling 4 quarter avg.
Total company										
Common equity tier 1 capital ratio[1]	8.7%	11.8%	12.1%	12.9%	12.2%	12.6%	13.8%	13.3%	12.4%	13.0%
Total risk-based capital ratio[2]	10.1%	13.2%	13.4%	14.2%	13.6%	14.0%	15.1%	14.6%	13.8%	14.4%
Total risk-weighted assets[3]	$ 22,065	$ 18,893	$ 18,745	$ 18,730	$ 20,140	$ 19,344	$ 18,859	$ 19,010	$ 19,928	$ 19,285
Tangible common equity / tangible assets ratio[4]	6.0%	9.1%	9.4%	10.0%	9.6%	10.6%	11.3%	11.2%	10.4%	10.9%
Tangible common equity + credit reserve rate[5]	18.4%	23.0%	23.2%	24.0%	23.2%	24.9%	25.9%	25.4%	24.1%	25.1%
Comenity Bank										
Common equity tier 1 capital ratio[1]	18.4%	18.3%	18.8%	20.3%	19.7%	18.2%	18.0%	17.4%	16.5%	17.6%
Total risk-based capital ratio[2]	19.7%	19.7%	20.1%	21.6%	21.1%	19.6%	19.4%	18.8%	17.9%	18.9%
Comenity Capital Bank										
Common equity tier 1 capital ratio[1]	16.1%	21.7%	18.2%	18.5%	16.6%	17.5%	18.1%	16.0%	15.4%	16.8%
Total risk-based capital ratio[2]	17.5%	23.0%	19.6%	19.9%	18.0%	18.9%	19.5%	17.4%	16.7%	18.1%

The terms associated with footnotes (1) through (5) are defined on the Additional footnotes and definition of terms slides in the Appendix.

Note: The Common equity tier 1 capital ratio and Total risk-based capital ratio include adjustments for the phase-in of the effect of the current expected credit loss (CECL) model on regulatory capital over a three-year period beginning in the first quarter of 2022, through 2024. 75%, 50% and 25% of the phase-in is included in 2024, 2023 and 2022, respectively. The effects of CECL on our regulatory capital will be fully phased-in beginning in the first quarter of 2025.

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20©2025 Bread Financial 5.0% 5.1% 3.9% 4.4% 4.8% 5.6% 5.0% 6.3% 7.0% 8.0% 6.9% 8.0% 8.5% 8.6% 7.8% 8.0% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 3.8% 3.3% 3.8% 3.9% 4.1% 4.4% 5.7% 5.5% 5.7% 5.5% 6.3% 6.5% 6.2% 6.0% 6.4% 5.9% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 15-year low rate(1): 3.8% 15-year avg rate: ~6.0% 15-year avg rate: ~4.9% 15-year low rate: 3.3% Credit quality trends (2) Delinquency rates Net loss rates 15-year peak rate(1): 9.4% 15-year peak rate: 6.5% (1) Peak Net loss rate occurred in 2010. Low Net loss rate occurred in 2014. (2) The 2Q22 Net loss rate includes a 30 basis point increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency. Notes: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022. As well, beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

21©2025 Bread Financial Additional footnotes and definitions of terms Note (1) Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated. (2) As a result of Hurricanes Helene and Milton, we froze delinquency progression in the fourth quarter of 2024 for cardholders in Federal Emergency Management Agency identified impact zones for one billing cycle. We estimate the net loss rate benefited by more than 20 basis points as a result, which consequently will negatively impact the second quarter of 2025 net loss rate. Summary financial highlights (1) Return on average assets: Return on average assets represents annualized Income from continuing operations divided by average Total assets. (2) Return on average equity: Return on average equity represents annualized Income from continuing operations divided by average Total stockholders’ equity. (3) Return on average tangible common equity: Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. ROTCE is a Non-GAAP financial measure. (4) Net interest margin: Net interest margin represents annualized Net interest income divided by average Total interest-earning assets. (5) Loan yield: Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans. (6) Efficiency ratio: Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income. (7) Double leverage: Double leverage ratio represents Parent Company investment in subsidiaries divided by BFH consolidated equity. (8) Common equity tier 1 capital ratio: Common equity tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets. In the calculation of tier 1 capital, we follow the Basel III Standardized Approach and therefore Total stockholders' equity has been reduced, primarily by Goodwill and intangible assets, net. (9) Total risk-based capital ratio: Total risk-based capital ratio represents total capital divided by total risk-weighted assets. In the calculation of total capital, we follow the Basel III Standardized Approach and therefore tier 1 capital has been increased by tier 2 capital, which for us is the allowable portion of the Allowance for credit losses. (10) Total risk-weighted assets: Total risk-weighted assets are generally measured by allocating assets, and specified off-balance sheet exposures, to various risk categories as defined by the Basel III Standardized Approach. (11) Tangible common equity/tangible assets ratio: Tangible common equity over tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a Non-GAAP financial measure. (12) Tangible book value per common share: Tangible book value per common share represents TCE divided by shares outstanding and is a Non-GAAP financial measure. (13) Payment rate: Payment rate represents consumer payments during the last month of the period, divided by the beginning-of-month Credit card and other loans, including held for sale in applicable periods. Continued on the following page

22©2025 Bread Financial Additional footnotes and definitions of terms Capital and liquidity (1) Common equity tier 1 capital ratio: Common equity tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets. In the calculation of tier 1 capital, we follow the Basel III Standardized Approach and therefore Total stockholders' equity has been reduced, primarily by Goodwill and intangible assets, net. (2) Total risk-based capital ratio: Total risk-based capital ratio represents total capital divided by total risk-weighted assets. In the calculation of total capital, we follow the Basel III Standardized Approach and therefore tier 1 capital has been increased by tier 2 capital, which for us is the allowable portion of the Allowance for credit losses. (3) Total risk-weighted assets: Total risk-weighted assets are generally measured by allocating assets, and specified off-balance sheet exposures, to various risk categories as defined by the Basel III Standardized Approach. (4) Tangible common equity/tangible assets ratio: Tangible common equity over tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a Non-GAAP financial measure. (5) Tangible common equity (TCE) + credit reserve rate: Tangible common equity + credit reserve rate represents the sum of TCE and Allowance for credit losses divided by End-of-period credit card and other loans. TCE is a non-GAAP financial measure.

23©2025 Bread Financial Forward-looking statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, interest rates, labor market conditions, recessionary pressures or concerns over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behaviors; global political and public health events and conditions, including ongoing wars and military conflicts and natural disasters; future credit performance, including the level of future delinquency and write-off rates; the loss of, or reduction in demand from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future federal and state legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to third party service providers that we completed in 2022; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any tax or other liability or adverse impacts arising out of or related to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. (LVI) and certain of its subsidiaries and subsequent litigation or other disputes. In addition, the Consumer Financial Protection Bureau (CFPB) has issued a final rule that, absent a successful legal challenge, will place significant limits on credit card late fees, which would have a significant impact on our business and results of operations for at least the short term and, depending on the effectiveness of the mitigating actions that we have taken or may in the future take in anticipation of, or in response to, the final rule, may potentially adversely impact us over the long term; we cannot provide any assurance as to the effective date of the rule, the result of any pending or future challenges or other litigation relating to the rule, or our ability to mitigate or offset the impact of the rule on our business and results of operations. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

24©2025 Bread Financial We prepare our audited Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes Non-GAAP Financial Measures. Our calculations of Non-GAAP Financial Measures may differ from the calculations of similarly titled measures by other companies. In particular: • In August 2024 we entered into separate, privately-negotiated repurchase agreements with a limited number of Convertible Note holders to repurchase a portion of our outstanding $316 million aggregate principal amount of 4.25% Convertible Senior Notes due 2028 (the Convertible Notes). Subsequently, in September and November of 2024, certain holders of Convertible Notes separately approached us to repurchase Convertible Notes, and we entered into additional separate, privately-negotiated repurchase agreements with such holders of Convertible Notes. From a GAAP perspective, we paid a premium to induce these repurchases which resulted in an impact to Total non-interest expenses, with a corresponding favorable tax impact, also reflected in Net income and consequently our Earnings per diluted share. We have shown adjustments to these three financial statement line items, for total Company as well as for continuing operations, to exclude the impact from our repurchased Convertible Notes. We use Adjusted total non-interest expenses, Adjusted net income, and Adjusted earnings per diluted share to evaluate the ongoing operations of the Company excluding the volatility that can occur from the impact of our repurchased Convertible Notes. • Pretax pre-provision earnings (PPNR) represents Income from continuing operations before income taxes and the Provision for credit losses. PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes then excludes from PPNR the gain on any portfolio sale in the period, as well as the inducement expense from our repurchased Convertible Notes in the period. We use PPNR and PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes as metrics to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses and the one-time nature of a gain on the sale of a portfolio and/or the impact from repurchased Convertible Notes. • Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. We use ROTCE as a metric to evaluate the Company's performance. • Tangible common equity over Tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to absorb losses. • Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share, a metric used across the industry, to estimate liquidation value. We believe the use of these Non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures”. Non-GAAP financial measures

Reconciliation of GAAP to Non-GAAP financial measures

($ in millions, except per share amounts)	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	2023	2024
Adjusted total non-interest expenses											
Total non-interest expenses	$ 548	$ 544	$ 530	$ 502	$ 516	$ 482	$ 469	$ 574	$ 536	$ 2,092	$ 2,060
Impact from repurchased Convertible Notes	—	—	—	—	—	—	—	96	11	—	107
Adjusted total non-interest expenses	**$ 548**	**$ 544**	**$ 530**	**$ 502**	**$ 516**	**$ 482**	**$ 469**	**$ 478**	**$ 525**	**$ 2,092**	**$ 1,953**
(Loss) income from continuing operations, net of taxes	$ (134)	$ 455	$ 64	$ 173	$ 45	$ 135	$ 133	$ 3	$ 8	$ 737	$ 279
Income (loss) from discontinued operations, net of taxes	—	—	(16)	(2)	(2)	(1)	—	(1)	(1)	(19)	(2)
Net (loss) income	**$ (134)**	**$ 455**	**$ 48**	**$ 171**	**$ 43**	**$ 134**	**$ 133**	**$ 2**	**$ 7**	**$ 718**	**$ 277**
Impact from repurchased Convertible Notes	—	—	—	—	—	—	—	91	13	—	104
Adjusted net (loss) income	**$ (134)**	**$ 455**	**$ 48**	**$ 171**	**$ 43**	**$ 134**	**$ 133**	**$ 93**	**$ 20**	**$ 718**	**$ 381**
Adjusted (loss) income from continuing operations, net of taxes	$ (134)	$ 455	$ 64	$ 173	$ 45	$ 135	$ 133	$ 94	$ 21	$ 737	$ 383
Weighted average shares outstanding – diluted	50.0	50.1	50.3	50.1	49.6	49.7	50.2	51.0	50.9	50.0	50.4
(Loss) income from continuing operations per diluted share	$ (2.68)	$ 9.08	$ 1.27	$ 3.46	$ 0.90	$ 2.73	$ 2.65	$ 0.06	$ 0.15	$ 14.74	$ 5.54
Income (loss) from discontinued operations per diluted share	—	—	(0.32)	(0.04)	(0.03)	(0.03)	0.01	(0.01)	(0.01)	(0.40)	(0.05)
Net (loss) income per diluted share	**$ (2.68)**	**$ 9.08**	**$ 0.95**	**$ 3.42**	**$ 0.87**	**$ 2.70**	**$ 2.66**	**$ 0.05**	**$ 0.14**	**$ 14.34**	**$ 5.49**
Impact from repurchased Convertible Notes	—	—	—	—	—	—	—	1.78	0.26	—	2.06
Adjusted net income per diluted share	**$ (2.68)**	**$ 9.08**	**$ 0.95**	**$ 3.42**	**$ 0.87**	**$ 2.70**	**$ 2.66**	**$ 1.83**	**$ 0.40**	**$ 14.34**	**$ 7.55**
Adjusted (loss) income from continuing operations per diluted share	**$ (2.68)**	**$ 9.08**	**$ 1.27**	**$ 3.46**	**$ 0.90**	**$ 2.73**	**$ 2.65**	**$ 1.84**	**$ 0.41**	**$ 14.74**	**$ 7.60**

Continued on the following page

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26©2025 Bread Financial ($ in millions) 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 2023 2024 Pretax pre-provision earnings (PPNR) (Loss) income before income taxes $ (207) $ 638 $ 86 $ 225 $ 19 $ 188 $ 180 $ 40 $ (27) $ 968 $ 381 Provision for credit losses 692 107 336 304 482 321 290 369 417 1,229 1,397 Pretax pre-provision earnings (PPNR) $ 485 $ 745 $ 422 $ 529 $ 501 $ 509 $ 470 $ 409 $ 390 $ 2,197 $ 1,778 Less: Gain on portfolio sale — (230) — — — — (5) (4) (2) (230) (11) Add: Impact from repurchased Convertible Notes — — — — — — — 96 11 — 107 PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes $ 485 $ 515 $ 422 $ 529 $ 501 $ 509 $ 465 $ 501 $ 399 $ 1,967 $ 1,874 Average Tangible common equity Average Total stockholders’ equity $ 2,306 $ 2,496 $ 2,731 $ 2,795 $ 2,866 $ 3,120 $ 3,202 $ 3,314 $ 3,217 $ 2,722 $ 3,214 Less: average Goodwill and intangible assets, net (793) (794) (785) (775) (766) (759) (750) (748) (752) (780) (753) Average Tangible common equity $ 1,513 $ 1,702 $ 1,946 $ 2,020 $ 2,100 $ 2,361 $ 2,452 $ 2,566 $ 2,465 $ 1,942 $ 2,461 Tangible common equity (TCE) Total stockholders’ equity $ 2,265 $ 2,716 $ 2,736 $ 2,864 $ 2,918 $ 3,032 $ 3,170 $ 3,112 $ 3,051 $ 2,918 $ 3,051 Less: Goodwill and intangible assets, net (799) (790) (780) (771) (762) (753) (744) (754) (746) (762) (746) Tangible common equity (TCE) $ 1,466 $ 1,926 $ 1,956 $ 2,093 $ 2,156 $ 2,279 $ 2,426 $ 2,358 $ 2,305 $ 2,156 $ 2,305 Tangible assets (TA) Total assets $ 25,407 $ 21,970 $ 21,609 $ 21,608 $ 23,141 $ 22,299 $ 22,144 $ 21,736 $ 22,891 $ 23,141 $ 22,891 Less: Goodwill and intangible assets, net (799) (790) (780) (771) (762) (753) (744) (754) (746) (762) (746) Tangible assets (TA) $ 24,608 $ 21,180 $ 20,829 $ 20,837 $ 22,379 $ 21,546 $ 21,400 $ 20,982 $ 22,145 $ 22,379 $ 22,145 Reconciliation of GAAP to Non-GAAP financial measures